UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2025

MeridianLink, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40680	82-4844620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Venture, Suite 235

Irvine, CA 92618

(Address of principal executive offices and Zip Code)

(714) 708-6950

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MLNK	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 11, 2025, MeridianLink, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ML Holdco, LLC, a Delaware limited liability company (“Parent”) and ML Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”). The Merger Agreement was unanimously approved by the board of directors of the Company (the “Board”).

The Merger Agreement provides that, among other things and on the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (a) each share of common stock of the Company, par value $0.001 per share (the “Company Common Stock”) (other than (i) shares of Company Common Stock (x) held in the treasury of the Company, or (y) that immediately prior to the Effective Time were owned by Parent or Merger Sub or any of their direct or indirect subsidiaries (collectively, the “Excluded Shares”), and (ii) shares of Company Common Stock outstanding immediately prior to the Effective Time that are held by a holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL) will be automatically canceled and converted into the right to receive an amount of in cash equal to $20.00 (the “Merger Consideration”), without interest, (b) each Excluded Share will cease to be outstanding and be cancelled without payment of any consideration payment of any consideration therefor and cease to exist and (c) each share of common stock, par value $0.01, of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

Treatment of Company Equity Awards and Company ESPP

At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, each option to purchase shares of Company Common Stock (each, a “Company Option”), whether vested or unvested, that is outstanding and unexercised as of immediately prior to the Effective Time and has a per share exercise price that is less than the Merger Consideration (each an “In-the-Money Company Option”) shall fully vest, be cancelled as of the Effective Time and, in exchange therefore, each such holder of any such In-the-Money Company Option shall have the right to receive, without interest and subject to deduction for any required withholding under applicable tax law, an amount in cash equal to (i) the aggregate number of shares of Company Common Stock underlying such In-the-Money Company Option as of immediately prior to the Effective Time, multiplied by (ii) the excess of the Merger Consideration over the per share exercise price of such In-the-Money Company Option. Immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, each Company Option, whether vested or unvested, that is outstanding and unexercised as of immediately prior to the Effective Time and has a per share exercise price that is equal to or greater than the Merger Consideration shall be cancelled as of the Effective Time for no consideration.

At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, each outstanding restricted stock unit award (each a “Company RSU”) that is vested as of immediately prior to the Effective Time or that vests in accordance with its terms as in effect as of the date of the Merger Agreement as a result of the consummation of the transactions contemplated by the Merger Agreement, including the Merger (the “Transactions”) (each, a “Vested Company RSU”), will be cancelled as of the Effective Time and, in exchange therefor, each such holder of any such Vested Company RSU will have the right to receive, without interest and subject to deduction for any required withholding under applicable tax law, an amount in cash equal to (i) the aggregate number of shares of Company Common Stock underlying such Vested Company RSU as of immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration.

At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, each Company RSU that is unvested as of immediately prior to the Effective Time (each, an “Unvested Company RSU”), will be canceled as of the Effective Time and replaced with a right to receive an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to (i) the Merger Consideration, multiplied by (ii) the aggregate number of shares of Company Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time (such product, the “Cash Replacement RSU Amounts”), which Cash Replacement RSU Amounts will, subject to the holder’s continued service with Parent or its subsidiaries (including, following the Effective Time, the Surviving Corporation or its subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested Company RSUs for which such Cash Replacement RSU Amounts were exchanged would have vested and been payable pursuant to their terms. All Cash Replacement RSU Amounts will be subject to the same terms and conditions (including with respect to vesting) as applied to the Unvested Company RSUs for which such Cash Replacement RSU Amounts were exchanged, except for terms rendered inoperative by reason of the consummation of the Transactions or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement RSU Amounts.

As soon as practicable following the date of the Merger Agreement, the Board will adopt resolutions and take all actions necessary or as may be required under the Company’s 2021 Employee Stock Purchase Plan (the “Company ESPP”) to: (a) amend and suspend the Company’s ESPP such that, except for the Offering (as defined in the Company ESPP) under the Company ESPP in effect as of the date of the Merger Agreement, no additional offering will be authorized or commenced between the date of the Merger agreement and the Effective Time, (c) provide that no participant in the Company ESPP may increase such participant’s rate of payroll deductions in effect as of the date of the Merger Agreement or to make separate non-payroll contributions on or following the date of the Merger Agreement (provided that, participants will be entitled to withdraw from the Company ESPP in accordance with the terms of the Company ESPP as in effect as of the date of the Merger Agreement), (c) provide that only participants in the Company ESPP as of the date of the Merger Agreement may continue to participate in the Company ESPP after the date of the Merger Agreement and that no new participants will commence participation in the Company ESPP after the date of the Merger Agreement, (d) provide that the Company ESPP will terminate in its entirety, subject to and as of the Effective Time and no further rights will be granted or exercised under the Company ESPP thereafter, and (e) provide that each Company ESPP participant’s accumulated contributions under the Company ESPP will be refunded to the applicable participant in accordance with the terms of the Company ESPP.

Conditions to the Merger and Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants of the Company, Parent, and Merger Sub, including, among others, the agreement by the Company to conduct its business in all material respects in the ordinary course, consistent with past practice during the period between execution of the Merger Agreement and the Effective Time and covenants prohibiting the Company from engaging in certain kinds of activities during such period without the consent of Parent.

The completion of the Merger (the “Closing”) is conditioned upon, among other things, (a) the approval of the Merger Agreement by the affirmative vote of holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon, (b) the absence of laws restraining, enjoining or otherwise prohibiting the consummation of the Merger, (c) the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (d) the accuracy of the other party’s representations and warranties, subject to certain customary materiality standards set forth in the Merger Agreement, (e) performance or compliance in all material respects with the other party’s obligations under the Merger Agreement, and (f) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred that is continuing at the Effective Time, since the date of the Merger Agreement.

The Merger Agreement contains customary non-solicitation covenants that prohibit the Company from soliciting competing proposals or entering into discussions concerning, or providing confidential information in connection with, certain proposals for an alternative transaction. These non-solicitation covenants allow the Company, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information to, and engage in discussions and negotiations with, third parties in response to an unsolicited acquisition proposal. The Board also may change its recommendation to the holders of Company Common Stock to adopt the Merger Agreement in response to a “Superior Proposal” or an “Intervening Event” (each as defined in the Merger Agreement) if the Board determines in good faith, after consultation with its outside legal counsel and financial advisor, that the failure to take such action would be inconsistent with the fiduciary duties of the Board under applicable law.

Termination

The Merger Agreement contains termination rights for each of the Company and Parent, including, among others, (a) if the consummation of the Merger does not occur on or before February 11, 2026 (the “End Date”), (b) if any law is enacted that makes consummation of the Merger illegal or any injunction or order prohibiting the Merger has become final and non-appealable, (c) if the Company Stockholder Approval (as defined in the Merger Agreement) is not obtained following the meeting of the Company’s stockholders for purposes of obtaining such Company Stockholder Approval, and (d) subject to certain conditions, (i) by Parent, if the Board changes its recommendation in favor of the Merger, (ii) by Parent, if the Board fails to reaffirm its recommendation within ten business days of Parent’s written request following public disclosure of an Acquisition Proposal (as defined in the Merger Agreement), (iii) by Parent for the Company’s breach of representation or warranties or failure to perform covenants under certain circumstances that remains uncured, (iv) by the Company for Parent’s breach of representation or warranties or failure to perform covenants under certain circumstances that remains uncured, (v) by the Company, prior to the receipt of the Company Stockholder Approval, in connection with the Board making a change in its recommendation in favor of the Merger in response to a Superior Proposal (as defined by the Merger Agreement), or (vi) by the Company, if all conditions to the Merger have been satisfied or waived, Parent fails to consummate the Merger by the time of Closing, the Company provides notice its intention to terminate and the Company is ready, willing and able to consummate the Closing and Parent fails to consummate the Closing. The Company and Parent may also terminate the Merger Agreement by mutual written consent.

The Company is required to pay Parent a termination fee of $47,700,000 on termination of the Merger Agreement under specified circumstances, including, among others, termination by Parent in the event that the Board changes its recommendation in favor of the Merger or termination by the Company to enter into a definitive agreement providing for a Superior Proposal. Parent is required to pay a termination fee of $98,600,000 to the Company upon termination of the Merger Agreement under other specified circumstances, under circumstances where Parent fails to close the Merger when closing conditions have been satisfied or waived, for example if Parent’s debt financing is not then available.

Financing

Parent has obtained an equity commitment letter (the “Equity Commitment Letter”), to provide equity financing in the amount set forth therein, and a debt financing commitment letter (the “Debt Commitment Letter”), to provide debt financing in the amount set forth therein, for the purpose of financing the Transactions.

Centerbridge Capital Partners IV L.P. (“Centerbridge Capital Partners IV”) has committed, subject to the terms and conditions the Equity Commitment Letter, to invest in Parent at or prior to the Closing, the amounts set forth therein.

The Debt Commitment Letter contains commitments from the lenders party to the Debt Commitment Letter to finance in part the transactions contemplated by the Merger Agreement and include (i) a $961,000,000 senior secured first lien term loan, (ii) a $150,000,000 senior secured first lien revolving credit facility and (iii) a $250,000,000 senior secured first lien delayed draw term loan facility. The obligations of the lenders to provide debt financing under the Debt Commitment Letter are subject to the satisfaction (or waiver) of customary closing conditions described in the Debt Commitment Letter.

Pursuant to the Merger Agreement, the Company is required to use commercially reasonable efforts to provide Parent with customary cooperation in connection with the equity financing and the debt financing.

Guarantee

Also on August 11, 2025, in connection with the execution of the Merger Agreement, Parent has delivered a limited guarantee from Centerbridge Capital Partners IV in favor of the Company and pursuant to which, on the terms and subject to the conditions contained therein, Centerbridge Capital Partners IV is guaranteeing certain obligations of Parent in connection with the Merger Agreement.

The foregoing descriptions of the terms of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement and the foregoing descriptions have been included to provide investors and stockholders with information regarding the terms of these agreements. They are not intended to provide any other factual information about the Company or other parties thereto. The representations, warranties and covenants contained in each of these documents were or will be made only as of specified dates for the purposes of such agreement, were (except as expressly set forth therein) solely for the benefit of the parties to such agreements and may be subject to qualifications and limitations agreed upon by such parties. In reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Support Agreements

In connection with the execution of the Merger Agreement, on August 11, 2025, certain of the Company stockholders (collectively, the “Supporting Stockholders”) have entered into a voting and support agreement (each, a “Support Agreement” and collectively, the “Support Agreements”) with Parent, the Company and Merger Sub. The Supporting Stockholders hold, collectively, approximately 55% of the voting power of the Company Common Stock (without giving effect to any exercise or vesting of Company Options or Company RSUs). Under the Support Agreements, the Supporting Stockholders have agreed to vote their shares of Company Common Stock in favor of the adoption of the Merger Agreement and certain other matters, subject to certain terms and conditions contained therein.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Support Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated by reference herein.

Item 7.01 Regulation FD.

On August 11, 2025, Parent and the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements about, among other things, the proposed acquisition of the Company by Parent (the “Transaction”), including financial estimates and statements as to the expected timing, completion and effects of the Transaction. These forward-looking statements are based on the Company’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the Transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company, all of which are subject to change. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “aims,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “considered,” “potential,” “estimate,” “continue,” “likely,” “expect,” “target” or similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the Transaction on anticipated terms and timing, including the possibility that the Company’s stockholders may not approve the Transaction and obtaining any regulatory approvals, and the satisfaction of other conditions to the completion of the Transaction; (ii) the ability of Parent and Merger Sub to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Transaction; (iii) the possibility that competing offers or acquisition proposals will be made; (iv) the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; (v) potential litigation relating to the Transaction that could be instituted against Parent and Merger Sub, the Company or their respective directors, managers or officers, including the effects of any outcomes related thereto; (vi) the risk that disruptions from the Transaction will harm the Company’s business, including current plans and operations; (vii) the ability of the Company to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (ix) continued availability of capital and financing and rating agency actions; (x) legislative, regulatory and economic developments affecting the Company’s business; (xi) general economic and market developments and conditions; (xii) potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect the Company’s financial performance; (xiii) certain restrictions during the pendency of the Transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xiv) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, pandemics, outbreaks of war or hostilities, as well as the Company’s response to any of the aforementioned factors; (xv) significant transaction costs associated with the Transaction; (xvi) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xvii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring the Company to pay a termination fee or other expenses; (xviii) competitive responses to the Transaction; and (xix) the risks and uncertainties pertaining to the Company’s business, including those set forth in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on the Company’s financial condition, results of operations, credit rating or liquidity. These forward-looking statements speak only as of the date they are made, and the Company does not undertake to and specifically disclaims any obligation to publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Additional Information and Where to Find It

In connection with the Transaction by and among the Company, a Delaware corporation, Parent, a Delaware limited liability company, and Merger Sub, a Delaware corporation and a wholly owned subsidiary of Parent, this communication is being made in respect of the pending merger involving the Company and Parent. The Company will file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”) relating to its special meeting of stockholders and may file or furnish other documents with the SEC regarding the pending merger. When completed, a definitive version of the Proxy Statement will be mailed to the Company’s stockholders. This document is not a substitute for the proxy statement or any other document which the Company may file with the SEC. INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE PENDING MERGER AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER AND RELATED MATTERS.

The definitive proxy statement will be filed with the SEC and mailed or otherwise made available to the Company’s stockholders. The Company’s stockholders may obtain free copies of the documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Investor Relations portion of the Company’s website at https://ir.meridianlink.com/overview/default.aspx under the link “Financials & Filings” and then under the link “SEC Filings” or by contacting the Company’s Investor Relations by e-mail at InvestorRelations@MeridianLink.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Transaction. Information regarding the Company’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement for the 2025 annual meeting of stockholders, which was filed with the SEC on April 23, 2025 (the “2025 Annual Meeting Proxy Statement”), and will be available in the Proxy Statement. To the extent holdings of the Company’s securities by such directors or executive officers (or the identity of such directors or executive officers) have changed since the information set forth in the 2025 Annual Meeting Proxy Statement, such information has been or will be reflected on the Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the interests of the Company’s directors and executive officers in the Transaction will be included in the Proxy Statement if and when it is filed with the SEC. You may obtain free copies of these documents using the sources indicated above. These documents and the other SEC filings described in this paragraph may be obtained free of charge as described above under the heading “Additional Information and Where to Find It.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1*	Agreement and Plan of Merger, by and among Parent, Company and Merger Sub, dated August 11, 2025.

10.1	Form of Support Agreement, by and among the Merger Sub, Parent and the stockholders party thereto.

99.1**	Press Release, dated August 11, 2025.

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

*

All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

**	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIANLINK, INC.

By:	/s/ Elias Olmeta
Name:	Elias Olmeta
Title:	Chief Financial Officer

Dated: August 11, 2025